Exhibit 4.1

RIGHTS AGREEMENT

between

NEUROBIOLOGICAL TECHNOLOGIES, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY

as Rights Agent

dated as of May 19, 2005

RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT (the “Agreement”) is made as of May 19, 2005 by and between Neurobiological Technologies, Inc., a Delaware corporation (the “Corporation”), and American Stock Transfer & Trust Company a New York corporation (the “Rights Agent”).

B A C K G R O U N D

The Board of Directors of the Corporation has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) of the Corporation outstanding at the Close of Business (as hereinafter defined) on May 27, 2005 (the “Record Date”). Each Right originally is a right to purchase one one-thousandth (1/1000th) of a share of Preferred Stock (as hereinafter defined) upon the terms and subject to the conditions herein set forth. The Board of Directors has further authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as those terms are hereinafter defined) or as provided in Section 22 of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Certain Definitions

For purposes of this Agreement, these terms have these meanings:

1.1. “Acquiring Person” means any Person who or which, together with all Affiliates and Associates of that Person, without the prior approval of the Board, shall be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (other than as a result of a Permitted Offer) or was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock. Notwithstanding the foregoing, the term “Acquiring Person” shall not include (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, (iv) any Person organized, appointed or established by the Corporation or any Subsidiary of the Corporation for or pursuant to the terms of any such plan, or (v) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock as a result of the acquisition of shares of Common Stock directly from the Corporation. Further, no Person shall be an “Acquiring Person” either (i) as a result of the acquisition of Common Stock by the Corporation which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; provided, however, that if (1) a Person would become an Acquiring Person (but for the operation of this sentence), as a result of the acquisition of shares of Common Stock by the Corporation, and (2) after such share acquisition by the Corporation, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed an Acquiring Person, or (ii) if (1) within eight days after such

Person would otherwise have become an Acquiring Person (but for the operation of this sentence), such Person notifies the Board that such Person did so inadvertently and (2) within two Business Days (as defined in Section 1.9 hereof) after such notification, such Person becomes the Beneficial Owner of less than 15% of the outstanding shares of Common Stock.

1.2. “Act” means the Securities Act of 1933, as amended.

1.3. “Adjusted Number of Shares” and “Adjusted Purchase Price” have the meanings set forth in Section 11.1.3 hereof.

1.4. “Adjustment Shares” has the meaning set forth in Section 11.1.2 hereof.

1.5. “Affiliate” and “Associate” have the meanings ascribed to them in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.6. A Person is the “Beneficial Owner” of and “beneficially owns” any securities that:

(A) such Person or any of that Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(B) such Person or any of that Person’s Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of that Person or any of that Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to that Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations adopted under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(C) are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to subclause (ii) of Section 1.6(B)), or disposing of any securities of the Corporation.

Notwithstanding anything in this Section 1.6 to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Corporation, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which that Person would be deemed to own beneficially hereunder. Notwithstanding anything in this Section 1.6 to the contrary, no Person shall be deemed to beneficially own any securities solely by reason of that Person being a party to a customary agreement pursuant to which that Person acts or agrees to act as an underwriter with respect to a bona fide public offering of securities. No decision reached or action taken by the Board or any committee thereof shall cause any Person (or any Affiliate or Associate of that Person) who is a member of the Board or such committee to be deemed, for the purposes of this Agreement, to be a Beneficial Owner of any securities beneficially owned by any other Person (or any Affiliate or Associate of such other Person) who is a member of the Board or any committee thereof solely by reason of such membership on the Board or any committee thereof or participation in any decision or action thereof on the part of either or both of such Persons.

1.7. “Board” means the Corporation’s Board of Directors.

1.8. “Business Day” means any day other than a Saturday, a Sunday, a day on which banking institutions in the State of New York are obligated by law or executive order to close, or a United States federal holiday.

1.9. “Capital Stock Equivalents” has the meaning set forth in Section 11.1.3 hereof.

1.10. “Close of Business” on any given day means 5:00 P.M., Eastern Time, on that day; provided, however, that if that day is not a Business Day, “Close of Business” means 5:00 P.M., Eastern Time, on the next succeeding Business Day.

1.11. “Common Stock” when used with reference to the Corporation means the Common Stock of the Corporation or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or consolidation. “Common Stock” when used with reference to any Person other than the Corporation means the capital stock (or equity interests) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control the first-mentioned Person.

1.12. “Corporation” means Neurobiological Technologies, Inc., a Delaware corporation, and also means a Principal Party to the extent provided in Section 13.1 hereof.

1.13. “Current per share market price” has the meaning set forth in Section 11.4.1 hereof when used with respect to a “Security” (as defined in Section 11.4.1) and the meaning set forth in Section 11.4.2 hereof when used with respect to the Preferred Stock.

1.14. “Distribution Date” has the meaning set forth in Section 3.1 hereof.

1.15. “Equivalent Preferred Stock” has the meaning set forth in Section 11.2 hereof.

1.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.17. “Exchange Ratio” has the meaning set forth in Section 26.1 hereof.

1.18. “Final Expiration Date” has the meaning set forth in Section 7.1 hereof.

1.19. “Interested Stockholder” means any Acquiring Person or any Affiliate or Associate of an Acquiring Person, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

1.20. “NASDAQ” has the meaning set forth in Section 11.4.1 hereof.

1.21. “Permitted Offer” means a tender or exchange offer which is for all the outstanding shares of Common Stock of the Corporation at a price and on terms determined, before the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board who are not officers or employees of the Corporation and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that such directors deem pertinent including, without limitation, prices that could reasonably be achieved if the Corporation or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Corporation, its stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) and other relevant constituencies, taking into account all factors that such directors may deem pertinent.

1.22. “Person” means any individual, firm, partnership, corporation, limited liability company, limited liability partnership, trust, association, joint venture or other entity, and includes any successor (by merger or otherwise) of any such entity.

1.23. “Preferred Stock” means shares of the Corporation’s Series RP Preferred Stock, par value $0.001, having the relative rights, preferences and privileges set forth in the Form of Certificate of Designation of Series RP Preferred Stock attached to this Agreement as Exhibit A.

1.24. “Principal Party” has the meaning set forth in Section 13.2 hereof.

1.25. “Proration Factor” has the meaning set forth in Section 11.1.3 hereof.

1.26. “Purchase Price” has the meaning set forth in Section 4.1 hereof.

1.27. “Record Date” has the meaning set forth in the preamble to this Agreement.

1.28. “Redemption Date” has the meaning set forth in Section 7.1 hereof.

1.29. “Redemption Price” has the meaning set forth in Section 23.1.1 hereof.

1.30. “Right Certificate” has the meaning set forth in Section 3.1 hereof.

1.31. “Rights” has the meaning set forth in the preamble to this Agreement.

1.32. “Rights Agent” means American Stock Transfer & Trust Company, a New York corporation, as Rights Agent hereunder, and, from the time of its succession, any successor Rights Agent selected pursuant to Section 19 or Section 21 hereof.

1.33. “Section 11 Event” has the meaning set forth in Section 11.1.2 hereof.

1.34. “Section 13 Event” means any event described in clause (A), (B) or (C) of Section 13.1 hereof.

1.35. “Shares Acquisition Date” means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such or that facts exist as a result of which there exists an Acquiring Person; provided, however, that, if such Person is determined by the Board not to have become an Acquiring Person pursuant to clause (ii) of the third sentence of Section 1.1 hereof, then no Shares Acquisition Date shall be deemed to have occurred.

1.36. “Subsidiary” of any Person means any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

1.37. “Summary of Rights” has the meaning set forth in Section 3.2 hereof.

1.38. “Trading Day” has the meaning set forth in Section 11.4.1 hereof.

1.39. “Triggering Event” means any Section 11 Event or any Section 13 Event.

1.40. The term “voting securities” has the meaning set forth in Section 13.1 hereof.

2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

3. Issuance of Right Certificates

3.1. Until the earlier of (A) the Shares Acquisition Date or (B) the Close of Business on the tenth day (or such later date as may be determined by action of the Board) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person organized, appointed or established by the Corporation or any Subsidiary of the Corporation for or pursuant to the terms of any such plan) of, or after the date of the first public announcement of the intention of any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person organized, appointed or established by the Corporation or any Subsidiary of the Corporation for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for at least five Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both (A) and (B), any such date which is after the date of this Agreement and before the issuance of the Rights) (the “Distribution Date”), (i) the Rights will be evidenced (subject to Section 3.2 hereof) by the certificates for shares of Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Corporation); provided, however, that if a tender or exchange offer is terminated before the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, substantially in the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

3.2. As promptly as practicable after the Record Date, the Corporation will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such shares of Common Stock.

3.3. Certificates for shares of Common Stock that become outstanding (including, without limitation, reacquired shares of Common Stock referred to in the last sentence of this Section 3.3) after the Record Date but before the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 19, 2005 (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Neurobiological Technologies, Inc. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Neurobiological Technologies, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Agreement, Rights issued to, or held by, any person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and certain related persons, whether currently held by or on behalf of such person or by any subsequent holder, may become null and void.

With respect to certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. If the Corporation purchases or acquires any shares of Common Stock after the Record Date but before the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.

4. Form of Right Certificate

4.1. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate (which may not affect the duties and responsibilities of the Rights Agent) and as are not inconsistent with this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths (1/1000ths) of a share of Preferred Stock as shall be set forth therein at the price per one one-thousandth (1/1000th) of a share of Preferred Stock set forth therein in accordance with Section 7.2 hereof (the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

4.2. Any Right Certificate issued pursuant to Section 3.1 or Section 22 hereof that represents Rights that are null and void pursuant to Section 7.6 of this Agreement and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible and upon notice by the Corporation to the Rights Agent that this Section 4.2 has become applicable) the following legend:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as those terms are defined in the Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.

Section 7.6 of this Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

5. Countersignature and Registration

5.1. The Right Certificates shall be executed on behalf of the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, the President or any Vice President and the Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates ceases to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Corporation. Any Right Certificate may be signed on behalf of the Corporation by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement that Person was not such an officer.

5.2. After the Distribution Date and receipt by the Rights Agent of a list of record holders of Rights, the Rights Agent will keep or cause to be kept, at its office designated pursuant to Section 25 hereof as the appropriate place for surrender or transfer of the Right Certificates, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on the face of each Right Certificate and the certificate number and the date of each Right Certificate.

6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates

6.1. Subject to Section 4.2, Section 7.6, Section 7.7 and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or before the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths (1/1000ths) of a share of Preferred Stock (or, after the occurrence of a Triggering Event, other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4.2, Section 7.6, Section 7.7 and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent may, in its sole discretion, require the Corporation or the Person entitled to such Right Certificate to provide evidence that such payment has been made before countersigning and delivering any Right Certificate pursuant to this Section 6.1 and shall have no duty or obligation under this Section 6 unless and until it is satisfied that all such taxes and charges have been paid.

6.2. Subject to Section 4.2, Section 7.6, Section 7.7 and Section 14 hereof, upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Corporation’s request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7. Exercise of Rights; Purchase Price; Expiration Date of Rights

7.1. Subject to Section 7.6 hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the total Purchase Price for the total number of one one-thousandths (1/1000ths) of a share of Preferred Stock (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or before the earlier of (A) the Close of Business on May 27, 2015 (the “Final Expiration Date”), or (B) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”).

7.2. The Purchase Price for each one one-thousandth (1/1000th) of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $25.00, shall be subject to adjustment from time to time as provided in the next sentence and in Sections 11 and 13.1 hereof, and shall be payable in accordance with Section 7.3 hereof. Anything in this Agreement to the contrary notwithstanding, if at any time after the date of this Agreement and before the Distribution Date, the Corporation shall (A) declare or pay any dividend on the Common Stock payable in Common Stock or (B) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in any such case, each share of Common Stock outstanding after such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase Price after the occurrence of any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately before such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately before the occurrence of the event, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the occurrence of the event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

7.3. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly and properly executed, accompanied by payment of the Purchase Price for the Preferred Stock (or other securities, as the case may be) to be purchased and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof by certified check, cashier’s check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly:

(A) (i) requisition from any transfer agent of the Preferred Stock certificates for the number of shares of Preferred Stock to be purchased, and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (ii) if the Corporation, in its sole discretion, shall have elected to deposit the Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-thousandths (1/1000ths) of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such requests,

(B) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 hereof,

(C) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and

(D) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate.

If the Corporation is obligated to issue other securities (including shares of Common Stock) of the Corporation pursuant to Section 11.1 hereof, the Corporation will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

7.4. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11.1.2 hereof, the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the Rights represented by such Right Certificate no longer include the rights provided by Section 11.1.2 of this Agreement and if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby that continue to include the rights provided by Section 11.1.2.

7.5. In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to the holder’s duly authorized assigns, subject to Section 6 and Section 14 hereof, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

7.6. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11 Event, any Rights beneficially owned by:

(A) an Acquiring Person or an Affiliate or Associate of an Acquiring Person,

(B) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or

(C) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee before or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (i) a transfer (whether or not for consideration) from the Acquiring Person (or from any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (ii) a transfer that the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7.6, shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Agreement or otherwise. The Corporation shall notify the Rights Agent when this Section 7.6 applies and shall use all reasonable efforts to cause this Section 7.6 and Section 4.2 hereof to be complied with, but neither the Corporation nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Corporation’s failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

7.7. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (A) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (B) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request.

8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

9. Reservation and Availability of Preferred Stock

9.1. At all times before the occurrence of a Section 11 Event, the Corporation shall cause to be reserved and kept available out of its authorized and unissued Preferred Stock, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11 Event, shall, to the extent reasonably practicable, so reserve and keep available out of its authorized and unissued shares of Common Stock (or other securities, as appropriate), a sufficient number of shares of Common Stock (or other securities, as appropriate) that may be required to permit the exercise in full of the Rights pursuant to this Agreement.

9.2. So long as the shares of Preferred Stock (and, after the occurrence of a Section 11 Event, shares of Common Stock or any other securities) issuable upon the exercise of the Rights may be listed on any stock exchange, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares or other securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

9.3. The Corporation shall take all such actions as may be necessary to ensure that all shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

9.4. The Corporation shall pay when due and payable any and all taxes and governmental charges that may be payable in respect of the issuance or related delivery of the Right Certificates or of any shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any tax or governmental charge that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) upon the exercise of any Rights, until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation’s reasonable satisfaction that no such tax or governmental charge is due.

9.5. The Corporation shall use its best efforts to (A) file, as soon as practicable after the Shares Acquisition Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (B) cause such registration statement to become effective as soon as practicable after such filing, and (C) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the period for exercise of the Rights provided by Section 11.1.2. The Corporation shall also take such action as may be appropriate under the blue sky laws of the various states.

10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall, for all purposes, be deemed to have become the holder of record of the shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and governmental charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) transfer books of the Corporation are open.

11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Right. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1. Adjustment Events

11.1.1. If the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11.1 and Section 7.6 hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the total number and kind of shares of capital stock that, if such Right had been exercised immediately before such date and at a time when the Preferred Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the total par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. If an event occurs that would require an adjustment under both Section 11.1.1 and Section 11.1.2, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made before, any adjustment required pursuant to Section 11.1.2.

11.1.2. In the event that any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person (a “Section 11 Event”), then the Corporation shall make proper provision so that each holder of a Right (except as provided below and in Section 7.6 hereof) shall, for a period of 60 days (or such longer period as the Board may determine at any time before or during such 60-day period after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Act pursuant to Section 9.5 hereof) have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price, in accordance with this Agreement, such number of shares of Common Stock (or, in the discretion of the Board, the number of one one-thousandths (1/1000ths) of a share of Preferred Stock) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the then number of one one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right was exercisable immediately before the first occurrence of the Section 11 Event, and (B) dividing that product by 50% of the then current per share market price of the Common Stock (determined pursuant to Section 11.4 hereof) on the date of such first occurrence (such number of shares being referred to as the “Adjustment Shares”); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to Section 13 hereof, then only Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11.1.2.

11.1.3. If there shall not be sufficient authorized but unissued (and unreserved) Common Stock to permit the exercise in full of the Rights in accordance with Section 11.1.2 and the Rights become so exercisable (and the Board has not determined to make the Rights exercisable solely into fractions of a share of Preferred Stock), notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right (except as provided below and in Section 7.6 hereof) shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with this Agreement, (A) a number of (or fractions of) shares of Common Stock calculated by dividing the maximum number of shares of Common Stock that may permissibly be issued by the number of outstanding Rights, and (B) a number of one one-thousandths (1/1000ths) of shares of Preferred Stock or a number of, or fractions of, other equity securities of the Corporation (or, in the discretion of the Board, debt) that the Board has determined to have a total current market value (determined pursuant to Section 11.1.1 and Section 11.1.2 hereof, to the extent applicable) equal to the difference between (i) the total current market value of the Adjustment Shares (assuming such shares of Common Stock could be issued pursuant to Section 11.1.2 hereof) and (ii) the total current market value of the shares of Common Stock issued in respect of such Right pursuant to the preceding clause (A) (such number of, or fractions of, shares of Preferred Stock, debt or other equity securities or debt of the Corporation being referred to as a “Capital Stock Equivalent”); provided, however, that if a sufficient number of shares of Common Stock or Capital Stock Equivalents are unavailable, then the Corporation shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional shares of Common Stock or Capital Stock Equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Corporation is unable to cause sufficient shares of Common Stock or Capital Stock Equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price. “Adjusted Number of Shares” shall mean that number of (or fractions of) shares of Common Stock (or Capital Stock Equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of shares of Common Stock (or Capital Stock Equivalents) available for issuance upon exercise of the Rights, and the denominator of which is the total number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of shares of Common Stock available) (such fraction being referred to as the “Proration Factor”). “Adjusted Purchase Price” means the product of the Purchase Price and the Proration Factor. The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock and Capital Stock Equivalents upon exercise of the Rights among holders of Rights.

11.2. If the Corporation fixes a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the then current per share market price of the Preferred

Stock (as determined pursuant to Section 11.4 hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock that the total offering price of the total number of shares of Preferred Stock or Equivalent Preferred Stock so to be offered (or the total initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the total par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board. The Board’s determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

11.3. If the Corporation fixes a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11.2 hereof), the Purchase Price in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11.4 hereof) of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the total par value of the shares of capital stock of the Corporation to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed. If the distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

11.4. Computation of Current Per Share Market Price.

11.4.1. For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11.4.1) on any date shall be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately before and not including such date; provided, however, that, if the current per share market price of the Security is determined during a period after the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and before the expiration of 30 Trading Days after (but not including) the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price on the National Association of Securities Dealers, Inc. Automated Quotations SmallCap Market or, if applicable, National Market System (“NASDAQ”), or, in case the Security is listed on NASDAQ but no such sale takes place on that day, the last sale price on NASDAQ on the last day such a sale took place or if, on any such day, the Security is not listed on NASDAQ, the last sale price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by National Association of Securities Dealers, Inc. or, if on any such the Security is not traded in the over-the-counter market, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If, on any such date, no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board shall be used. “Trading Day” means a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

11.4.2. For the purpose of any computation hereunder, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11.4.1 hereof. If the shares of Preferred Stock are not publicly traded, the “current per share market price” of the Preferred Stock shall be the current per share market price of the Common Stock as determined pursuant to Section 11.4.1 (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 1,000. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, “current per share market price” shall mean, with respect to the Preferred Stock, the fair value per share as determined in good faith by the Board. That determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

11.5. Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth (1/1000th) of a share of Preferred Stock or of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11.5, any adjustment required by this Section 11 shall be made no later than the earlier of (A) three years from the date of the transaction that mandates such adjustment or (B) the Final Expiration Date.

11.6. If, as a result of an adjustment made pursuant to Section 11.1.2 or Section 13.1 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Stock, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11.1 through 11.3, inclusive, and Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

11.7. All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths (1/1000ths) of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8. The Board may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in lieu of any adjustment in the number of one one-thousandths (1/1000ths) of a share of Preferred Stock purchasable upon the exercise of a Right. Each Right outstanding after any such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right was exercisable immediately before such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately before the adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made, and shall deliver a copy of such public announcement to the Rights Agent. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.8, the Corporation shall, as promptly as practicable, cause to be distributed, to the holders of record of Right Certificates on such record date, Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders before the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

11.9. Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths (1/1000ths) of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock that were expressed in the initial Right Certificates issued hereunder.

11.10. Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of one one-thousandths (1/1000ths) of a share of Preferred Stock, share of Common Stock or other securities issuable upon exercise of the Rights, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such number of fully paid and non-assessable one one-thousandths (1/1000ths) of a share of Preferred Stock, share of Common Stock or other securities at such adjusted Purchase Price.

11.11. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the Preferred Stock, shares of Common Stock or other securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Stock, shares of Common Stock or other securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment and shall deliver to the Rights Agent a notice describing the terms of such due bill or other appropriate instrument.

11.12. Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any:

(A) consolidation or subdivision of the Preferred Stock,

(B) issuance wholly for cash of Preferred Stock at less than the current market price,

(C) issuance wholly for cash of Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock,

(D) stock dividends, or

(E) issuance of rights, options or warrants referred to in this Section 11,

hereafter made by the Corporation to holders of its Preferred Stock shall not be taxable to such holders.

11.13. The Corporation shall not, at any time after the Distribution Date,:

(A) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction that does not violate Section 11.14 hereof),

(B) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction that does not violate Section 11.14 hereof), or

(C) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power totaling more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11.14 hereof), if (i) at the time of or immediately after such consolidation, merger, sale or transfer, there are any charter or bylaw provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken that would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) before, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13.1 hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Corporation shall not complete any such consolidation, merger, sale or transfer unless, prior thereto, the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11.13.

11.14. After the Distribution Date, the Corporation shall not, except as permitted by Section 23 or Section 25.2 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action will be to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

11.15. The exercise of Rights under Section 11.1.2 hereof shall only result in the loss of rights under Section 11.1.2 to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13 hereof.

12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Corporation shall promptly: (A) prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (B) file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (C) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25.1 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to, and shall not be deemed to have knowledge of, such adjustment unless and until it shall have received such certificate.

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power

13.1. If, on or after the Shares Acquisition Date, the Corporation shall, directly or indirectly,:

(A) consolidate with, or merge with and into, any Interested Stockholder or, if in such merger or consolidation all holders of shares of Common Stock are not treated alike, any other Person,

(B) consolidate with, or merge with, any Interested Stockholder or, if in such merger or consolidation all holders of shares of Common Stock are not treated alike, any other Person, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (A) or (B), a merger or consolation that would result in all of the securities generally entitled to vote in the election of directors of the Corporation (“voting securities”) outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Corporation or such voting surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or

(C) sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power totaling more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Interested Stockholder or Stockholders or, if in such transaction (including any subsequent liquidating distribution or distributions) all holders of Common Stock are not treated alike, any other Person (other than the Corporation or any Subsidiary of the Corporation in one or more transactions each of which does not violate Section 11.14 hereof), then, and in each such case (except as provided in Section 13.4 hereof) (each of the events described in the preceding clauses (A), (B) and (C) being a “Section 13 Event”), the Corporation shall make proper provision so that (i) each holder of a Right, except as provided in Section 7.6 hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price, in accordance with this Agreement and in lieu of Preferred Stock, such number of freely tradable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11.1.2) and dividing that product by (2) 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11.4 hereof) on the date of completion of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this

Agreement; (iii) the term “Corporation” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that Section 11 hereof shall apply only to such Principal Party after the first occurrence of a Section 13 Event and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock) in connection with the completion of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock thereafter deliverable upon the exercise of the Rights.

13.2. “Principal Party” means:

13.2.1. in the case of any transaction described in clause (A) or (B) of the first sentence of Section 13.1 hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Corporation are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Corporation if it is the surviving corporation) and

13.2.2. in the case of any transaction described in clause (C) of the first sentence of Section 13.1 hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any of the foregoing cases, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, “Principal Party” shall refer to such other Person; (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest total market value and (C) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (A) and (B) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Party or Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

13.3. The Corporation shall not complete any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized shares of Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless, prior thereto, the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13.1 and 13.2 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in Section 13.1, the Principal Party at its own expense shall (A) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (i) become effective as soon as practicable after such filing and (ii) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; (B) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate and (C) deliver to holders of the Rights historical financial statements for the Principal Party that comply in all respects with the requirements for registration on Form 10 under the Exchange Act. This Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11.1.2 and shall survive any exercise thereof.

13.4. Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 13 shall not be applicable to a transaction described in clauses (A) and (B) of Section 13.1 if: (A) such transaction is completed with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (B) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer and (C) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon completion of any such transaction contemplated by this Section 13.4, all Rights hereunder shall expire.

14. Fractional Rights and Fractional Shares

14.1. The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would otherwise have been issuable. The closing price for any day shall be the last sale price for the Rights, regular way, or, in case no such sale takes place on such day, the last sale price on the last day such a sale took place, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to which securities listed on the principal national securities exchange on which Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on a national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

14.2. The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are one one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are one one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not one one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14.2, the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11.4.2 hereof) for the Trading Day immediately before the date of such exercise.

14.3. After the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive shares of Common Stock, Capital Stock Equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Corporation shall not be required to issue fractions of shares or units of such shares of Common Stock, Capital Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates that evidence fractions of such shares of Common Stock, Capital Stock Equivalents or other securities. In lieu of fractional shares or units of such shares of Common Stock, Capital Stock Equivalents or other securities, the Corporation may pay to the registered holders of Right Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of a share or unit of such shares of Common Stock, Capital Stock Equivalents or other securities. For purposes of this Section 14.3, the current market value shall be determined in the manner set forth in Section 11.4 hereof for the Trading Day immediately before the date of such exercise and, if such Capital Stock Equivalent is not traded, each such Capital Stock Equivalent shall have the value of one one-thousandth (1/1000th) of a share of Preferred Stock.

14.4. The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional share upon exercise of a Right (except as provided above). The Rights Agent shall not be deemed to have knowledge of, and shall have no duty in respect of, the issuance of fractional Rights or fractional shares unless and until it shall have received instructions from the Corporation concerning the issuance of such fractional Rights or fractional shares.

15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under this Agreement, are vested in the respective registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of shares of the Common Stock). Any registered holder of any Right Certificate (or, before the Distribution Date, of shares of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, before the Distribution Date, of shares of the Common Stock), may, in such registered holder’s own behalf and for such registered holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such registered holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Nothing in this Section 15 is intended to modify or limit the authority of the Board under Section 25.3.

16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

16.1. Before the Distribution Date, the Rights will be transferable only in connection with the transfer of the associated shares of Common Stock;

16.2. After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

16.3. Subject to Section 6 and Section 7.7 hereof, the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, before the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by any Person other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of Section 7.6 hereof, shall be required to be affected by any notice to the contrary and

16.4. Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Corporation shall use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as practicable.

17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of the Preferred Stock or any other securities of the Corporation that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with this Agreement.

18. Concerning the Rights Agent.

18.1. The Corporation shall pay the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration, preparation, delivery, amendment and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation shall also indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, as finally determined by a court of competent jurisdiction, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement including, without limitation, the costs and expenses of defending against any claim of liability in respect of any such action. The Corporation shall also pay the costs and expenses of enforcing this right of indemnification. The indemnity, exculpation and compensation provisions provided for in this Agreement, including, but not limited to, Sections 18 and 20, shall survive the expiration of the Rights, the termination of this Agreement, and the resignation or removal of the Rights Agent hereunder.

18.2. The Rights Agent may conclusively rely upon and shall be authorized and protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for shares of Common Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it in good faith to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons. The Rights Agent shall not be deemed to have knowledge of, and shall have no duty in respect of, any fact contained in such Right Certificate or certificate for shares of Common Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document unless and until it shall have received the same.

18.3. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Any liability of the Rights Agent hereunder will be limited to the amount of fees paid by the Corporation to the Rights Agent hereunder.

19. Merger or Consolidation or Change of Name of Rights Agent

19.1. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to all or substantially all of the stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, however, that such Person would be eligible for appointment as a successor Rights Agent under Section 21 hereof.

19.2. In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned. In case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name. In all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

20. Duties of Rights Agent

20.1. The Rights Agent undertakes those duties and obligations, and only those duties and obligations, expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound.

20.2. Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

20.3. Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current market price of any security) be proved or established by the Corporation before taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent, and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under this Agreement in reliance upon such certificate.

20.4. The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction.

20.5. The Rights Agent shall not be liable for, or by reason of, any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same.

20.6. The Rights Agent shall not have any liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof). The Rights Agent shall not be responsible for any breach by the Corporation of any of the Corporation’s covenants contained in this Agreement or in any Right Certificate, or any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7.6 hereof) or any adjustment required under Section 11, Section 13 or Section 26 hereof or be responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof). The Rights Agent shall not, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or Common Stock will, when issued, be validly authorized and issued, fully paid or non-assessable.

20.7. The Corporation shall perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of this Agreement.

20.8. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties. Such instructions shall be full authorization and protection of the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall incur no liability for or in respect of its reliance upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, before taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the action to be taken, suffered or omitted.

20.9. The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person.

20.10. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, negligence or misconduct of any such attorneys or agents or for any loss to the Corporation or any other Person resulting from any such act, default, negligence or misconduct, absent gross negligence, bad faith or willful misconduct, as finally determined by a court of competent jurisdiction, in the selection and continued employment thereof.

20.11. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights, if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

20.12. If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

20.13. The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designee of a Person as an Acquiring Person, Affiliate or Associate), under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Corporation of such fact, event or determination.

21. Change of Rights Agent.

21.1. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Corporation and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, at the expense of the Corporation, to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon 60 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent.

21.2. If the Corporation shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit the holder’s Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (A) a Person organized and doing business under the laws of the United States or of any of the States of New York, Delaware or California (or of any other state of the United States, so long as such Person is authorized to do business in any of the States of New York, Delaware or California), in good standing, having an office in any of such States, which is subject to supervision or examination by federal or state authority and which (or the parent corporation of which) has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (B) an affiliate of such Person.

21.3. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; provided, however, that the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver, at the Corporation’s sole expense, any further assurance, conveyance, act or deed necessary for that purpose. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned and, in case at that time, any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent. In all such cases, such Right Certificates shall have the full force provided in the Right Certificates and this Agreement. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22. Issuance of New Right Certificates

22.1. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with this Agreement.

22.2. In connection with the issuance or sale of Common Stock after the Distribution Date and before the earlier of the Redemption Date and the Final Expiration Date, the Corporation:

(A) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation, and

(B) may, in any other case, if deemed necessary or appropriate by the Board,

issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Corporation shall not be obligated to issue any such Right Certificates if and to the extent the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if and to the extent that appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

23. Redemption and Termination

23.1. Redemption

23.1.1. The Board may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), at any time before the earlier of the occurrence of a Section 11 Event or the Final Expiration Date. The Corporation may, at its option, pay the Redemption Price either in shares of Common Stock (based on the current per share market price of the Common Stock at the time of redemption) or cash; provided, however, that, if the Corporation elects to pay the Redemption Price in shares of Common Stock, the Corporation shall not be required to issue any fractional shares of Common Stock and the number of shares of Common Stock issuable to each holder of Rights shall be rounded down to the next whole share.

23.1.2. In addition, the Board may, at its option, at any time after the occurrence of a Section 11 Event, and the expiration of any period during which the holder of Rights may exercise the Rights under Section 11.1.2, but before any Section 13 Event, redeem all, but not less than all, of the then outstanding Rights at the Redemption Price (A) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power totaling 50% or more of the earning power of the Corporation and its Subsidiaries (taken as a whole) in which all holders of shares of Common Stock are treated alike and not involving (other than as a holder of shares of Common Stock being treated like all other such holders) an Interested Stockholder, or (B) (i) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 15% or more of the Common Stock, and (ii) at the time of redemption no other Persons are Acquiring Persons.

23.2. In the case of a redemption permitted under Section 23.1.1 hereof, immediately upon the date for redemption set forth in (or determined in the manner specified in) a resolution of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and, thereafter, the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. In the case of a redemption permitted only under Section 23.1.2 hereof, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten Business Days after the giving of such notice or the expiration of any period during which the Rights may be exercised under Section 11.1.2 hereof. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after such date for redemption set forth in a resolution of the Board ordering the redemption of the Rights, the Corporation shall mail a notice of redemption to the Rights Agent and all the holders of the then outstanding Rights at (in the case of notice to holders) their addresses as they appear upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 23 and other than in connection with the purchase of shares of Common Stock before the Distribution Date.

23.3. The Corporation may, at its option, discharge all of its obligations with respect to the Rights by (A) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and (B) mailing payment of the Redemption Price to the registered holders of the Rights at their addresses as they appear on the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Corporation.

24. Notice of Certain Events.

24.1. If the Corporation proposes:

(A) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend),

(B) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options,

(C) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock),

(D) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11.14 hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11.14 hereof), or

(E) to effect the liquidation, dissolution or winding up of the Corporation,

then, in each such case, the Corporation shall give the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action. The notice shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 20 days before the record date for determining the holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days before the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

24.2. In case of a Section 11 Event, (A) the Corporation shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 25.1.3 hereof, a notice of the occurrence of such event. The notice shall describe such event and the consequences of such event to holders of Rights under Section 11.1.2 hereof, and (B) all references in the preceding Section 24.1 to Preferred Stock shall be deemed thereafter to refer also to shares of Common Stock or, if appropriate, other securities of the Corporation.

25. Miscellaneous

25.1. Notices

25.1.1. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Rights Agent) as follows:

Neurobiological Technologies, Inc.

3260 Blume Dr., Suite 500

Richmond, CA 94806

Attention: Chief Executive Officer

25.1.2. Subject to Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Corporation) as follows:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Attention: Isaac Kagan

25.1.3. Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate or, if before the Distribution Date, to the holder of certificates representing shares of Common Stock, shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

25.2. Supplements and Amendments. The Corporation may, from time to time, supplement or amend any provision of this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct, supplement or amend any provision herein, or to make any other provision with respect to the Rights which the Corporation may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Corporation and the Rights Agent; provided, however, that from and after any Shares Acquisition Date, this Agreement shall not be amended in any manner which will adversely affect the interests of the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 25.2 and, if requested by the Rights Agent, an opinion of counsel, the Rights Agent shall execute such supplement or amendment. Before the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock. This Agreement shall not be amended, without the prior written consent of the Rights Agent, in any manner that changes or increases the duties, liabilities or obligations of the Rights Agent.

25.3. Determination and Actions by the Board. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (A) interpret this Agreement, and (B) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, or any successor sentence or rule. All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other Persons, and (ii) not subject the Board to any liability to the holders of the Right Certificates or any other Person. The Rights Agent shall be fully protected and shall incur no liability for or in respect of its reliance on the good faith of the Board with respect to actions done or made in connection with such calculation. Nothing in Section 15 hereof is intended to modify or limit this Section 25.3.

25.4. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

25.5. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, the shares of Common Stock).

25.6. Severability. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the other provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless, and then only to the extent that, that is a necessary consequence of that holding.

25.7. Governing Law. This Agreement, and each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of that state applicable to contracts to be made and performed entirely within that state.

25.8. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall for all purposes be deemed to be an original, and all counterparts shall together constitute one and the same instrument.

25.9. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

26. Exchange.

26.1. Notwithstanding any other provision hereof, the Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7.6 hereof) for shares of Common Stock of the Corporation at an exchange ratio equal to one share of Common Stock for each Right, subject to ratable adjustment for any stock split, stock dividend, recapitalization or similar transaction affecting the Common Stock (such shares issued in exchange for the Rights being hereinafter referred to as the “Exchange Shares”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary, or any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

26.2. Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 26.1, and without any further action and without any notice, the right to exercise such rights shall terminate and the only right thereafter of the holder of such Rights (other than a holder of Rights that have become null and void pursuant to Section 7.6 hereof) shall be to receive the Exchange Shares. The Corporation shall promptly give public notice, and shall promptly give notice to the Rights Agent, of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 7.6 hereof) held by each holder of Rights.

26.3. If there shall not be a sufficient number shares of Common Stock authorized but unissued and unreserved to permit any exchange of Rights as contemplated by this Section 26, the Corporation shall take all such action as may be necessary to issue additional shares of Common Stock, Preferred Stock and/or Capital Stock Equivalents with a total current market value (as determined by the Board) equal to the total of current market value of the Exchange Shares.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date and year first written above.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Paul E. Freiman
Name:	Paul E. Freiman
Title:	Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY
as Rights Agent

By:	/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President

Exhibit A

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND PRIVILEGES

OF

SERIES RP PREFERRED STOCK

OF

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Pursuant to Section 151 of the Delaware General Corporation Law)

I, Paul E. Freiman, Chief Executive Officer of Neurobiological Technologies, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors on May 19, 2005, adopted the following resolution creating a series of 50,000 shares of Preferred Stock designated as Series RP Preferred Stock, none of which has been issued.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation under its Amended and Restated Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock to be designated as “Series RP Preferred Stock,” initially consisting of 50,000 shares, par value $0.001 per share, of the Corporation and hereby determines that the designation and number of shares of that stock and their rights, preferences and privileges (in addition to the provisions set forth in the Amended and Restated Certificate of Incorporation of the Corporation, which are applicable to preferred stock of all classes and series), shall be as set forth below:

“SERIES RP PREFERRED STOCK”

Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as “Series RP Preferred Stock” (hereinafter referred to as “Series RP Preferred Stock”), the shares of such series shall have a par value of $0.001 per share, and the number of shares constituting such series shall initially be 50,000; provided, however, that, if more than a total of 50,000 shares of Series RP Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of May 19, 2005 between the Corporation and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (as amended from time to time, the “Agreement”), the Board of Directors of the Corporation shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series RP Preferred Stock authorized to be issued to be increased (to the extent that the Amended and Restated Certificate of Incorporation then permits) to the largest number of whole shares of Series RP Preferred Stock (rounded up to the nearest whole number) issuable upon exercise of the Rights.

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Section 2. Dividends and Distributions

2.1. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series RP Preferred Stock with respect to dividends (including without limitation the Corporation’s Series A Preferred Stock), the holders of shares of Series RP Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series RP Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (A) $1.00 or (B) subject to the provision for adjustment set forth in Section 6.1, 1,000 times the total per share amount of any and all cash dividends, and 1,000 times the total per share amount (payable in kind) of any and all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, $0.001 par value, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series RP Preferred Stock.

2.2. The Corporation shall declare a dividend or distribution on the Series RP Preferred Stock as provided in Section 2.1 above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series RP Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

2.3. Dividends shall begin to accrue and be cumulative on outstanding shares of Series RP Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series RP Preferred Stock, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issuance of such shares, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series RP Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series RP Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series RP Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days before the date fixed for the payment thereof.

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Section 3. Voting Rights. The holders of shares of Series RP Preferred Stock shall have the following voting rights:

3.1. Except as provided in Section 3.3 and subject to the provision for adjustment hereinafter set forth, each share of Series RP Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

3.2. Except as otherwise provided herein or by law, the holders of shares of Series RP Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

3.3. The following additional provisions shall apply with respect to the voting of shares of Series RP Preferred Stock:

(a)	If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined below) on the Series RP Preferred Stock shall exist, the holders of the Series RP Preferred Stock shall have the right, voting as a class as described in Section 3.3(b) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised: (i) at any meeting of stockholders for the election of directors or (ii) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the Bylaws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.

(b)	The right of the holders of Series RP Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series RP Preferred Stock and any additional series of Preferred Stock that the Corporation may issue and that may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as “Voting Preferred Stock.” Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a “Preferred Director.”

(c)

A Preferred Director shall continue to serve as such for a term of one year, except that upon any termination of the right of all holders of Voting Preferred Stock to vote as a class for Preferred Directors, the term of office of all Preferred Directors then serving shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class: (i) at a meeting of the

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stockholders or (ii) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the Bylaws of the Corporation. So long as a default in any preference dividends of the Series RP Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors: (x) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (y)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (y) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Voting Preferred Stock entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

(d)	Whenever (i) no default in preference dividends on the Series RP Preferred Stock shall exist and (ii) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For purposes hereof, a “default in preference dividends” on the Series RP Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series RP Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series RP Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

Section 4. Certain Restrictions

4.1. Whenever quarterly dividends or other dividends or distributions payable on the Series RP Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series RP Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(A)	declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series RP Preferred Stock,

(B)	declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation,

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dissolution or winding up) with the Series RP Preferred Stock, except dividends paid ratably on the Series RP Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled,

(C)	redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series RP Preferred Stock; provided that the Corporation may at any time purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series RP Preferred Stock, or

(D)	purchase or otherwise acquire for consideration any shares of Series RP Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series RP Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

4.2 The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4.1, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series RP Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, in any other certificate or amendment creating a series of Preferred Stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up

6.1 Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock (including without limitation the Corporation’s Series A Preferred Stock) ranking prior and superior to the shares of Series RP Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), if the assets available to permit payment to the holders of Series RP Preferred Stock and Common Stock pursuant to this Section 6 are:

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(a) less than or equal to the greater of (i) 1,000 times $25.00 per share of Series RP Preferred Stock, or (ii) 1,000 times any payments made pursuant to this Section 6 for each share of Common Stock plus an amount equal to accrued and unpaid dividends and distributions thereon whether or not declared (such greater amount is referred to as the “Series RP Liquidation Preference”), then all such assets shall be distributed ratably to the holders of shares of Series RP Preferred Stock.

(b) greater than the Series RP Liquidation Preference but less than or equal to the sum of (i) the Series RP Liquidation Preference plus (ii) an amount in respect of each share of Common Stock (the “Capital Adjustment”) equal to the quotient obtained by dividing (A) the Series RP Liquidation Preference by (B) 1,000 (as appropriately adjusted as set forth in Section 6.3 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (B) being hereafter referred to as the “Adjustment Number”), then no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series RP Preferred Stock unless, prior thereto, the holders of shares of Series RP Preferred Stock shall have received per share an amount equal to the Series RP Liquidation Preference. Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock (including without limitation the Corporation’s Series A Preferred Stock), the remaining assets available for distribution shall be distributed ratably to the holders of shares of Common Stock.

(c) greater than the amount necessary to pay the Series RP Liquidation Preference in full and the Capital Adjustment in full, then all such assets shall be distributed to the holders of Series RP Preferred Stock and holders of Common Stock in the ratio equal to the Adjustment Number to one (Adjustment Number : 1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

6.2. If, in applying Section 6.1, there are some, but not sufficient, assets available to permit payment in full of the Series RP Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series RP Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series RP Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

6.3. If the Corporation shall (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately before such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately before such event.

Section 7. Consolidation, Merger, Etc. If the Corporation is party to any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in any such case, the shares of Series RP Preferred Stock shall at the same time be similarly

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exchanged or changed in an amount per share equal to the Adjustment Number (as appropriately adjusted as set forth in Section 6.3 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) times the total amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. No Redemption. The shares of Series RP Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series RP Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock (including without limitation the Corporation’s Series A Preferred Stock) as to the payment of dividends, the distribution of assets and other rights, unless the terms of any such other series shall provide otherwise.

Section 10. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences or special rights of the Series RP Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series RP Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series RP Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series RP Preferred Stock.”

*        *        *

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IN WITNESS WHEREOF, this CERTIFICATE OF DESIGNATION OF SERIES RP PREFERRED STOCK has been executed as of this 19th day of May 2005.

“Corporation”

NEUROBIOLOGICAL TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

1

Exhibit B

Form of Right Certificate

Certificate No. RP-	Rights

NOT EXERCISABLE AFTER MAY 27, 2015 OR EARLIER IF REDEEMED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

NEUROBIOLOGICAL TECHNOLOGIES, INC.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 19, 2005 (the “Agreement”), between Neurobiological Technologies, Inc., a Delaware corporation (the “Corporation”), and American Stock Transfer & Trust Company, a New York corporation, (the “Rights Agent”), to purchase from the Corporation at any time after the Distribution Date (as that term is defined in the Agreement) and before 5:00 p.m., Eastern Time, on May 27, 2015, unless the Rights evidenced hereby shall have been previously redeemed by the Corporation, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth (1/1000th) of a fully paid non-assessable share of Series RP Preferred Stock (the “Preferred Stock”) of the Corporation, at a purchase price of $25.00 per one one-thousandth (1/1000th) of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of May 27, 2005 based on the Preferred Stock as constituted at such date.

Upon the occurrence of a Section 11 Event (as that term is defined in the Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (A) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (B) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (C) a transferee of an Acquiring Person (or of an Affiliate or Associate thereof) who becomes a transferee before or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (i) a transfer (whether or not for consideration) from the Acquiring Person (or from any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (ii) a transfer that

1

the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7.6 of the Agreement, the Rights shall become null and void without any further action and no holder hereof shall have any rights whatsoever with respect to such Rights, whether under the Agreement or otherwise.

As provided in the Agreement, the Purchase Price and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as that term is defined in the Agreement).

This Right Certificate is subject to all of the terms, covenants and restrictions of the Agreement, which terms, covenants and restrictions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Corporation and the office of the Rights Agent. The Corporation will mail, to the holder of this Right Certificate, a copy of the Agreement without charge after receipt of a written request therefor addressed to the Secretary of the Corporation at its principal executive offices.

This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like total number of shares of Preferred Stock or other securities as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.01 per Right (subject to adjustment as provided in the Agreement) payable in cash.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are one one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Preferred Stock or of any other securities of the Corporation that may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any

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of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Dated as of                     , 20

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY
as Rights Agent

By
Name:
Title:

By
Name:
Title:

3

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                                                                                                                     hereby sells, assigns and transfers unto

(Please print name and address of transferee)

                                                                                                                                                                                                                              this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          attorney-in-fact to transfer the Right Certificate on the books of the Corporation with full power of substitution.

Dated: , 20
Signature

Signature Guaranteed:

Signatures must be guaranteed by an “Eligible Guarantor Institution” as defined in Rule 17Ad-15 (or any successor rule or regulation) adopted under the Securities Exchange Act of 1934, as amended. (This term means, in general, banks, stock brokers, savings and loan associations, and credit unions, in each case with membership in an approved signature guarantee medallion program.)

The undersigned hereby certifies that (A) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as those terms are defined in the Agreement), (B) this Right Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate, and (C) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as those terms are defined in the Agreement).

Signature

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Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate)

To the Rights Agent:

The undersigned hereby irrevocably elects to exercise                                          Rights represented by this Right Certificate to purchase the shares of Preferred Stock, shares of Common Stock or other securities issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock, shares of Common Stock or other securities be issued in the name of:

(Please print name and address)

Please insert social security number

or other identifying number

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

                                                                                                                                                                                                                              (Please print name and address)

Please insert social security number

or other identifying number

Dated: , 20
Signature
Signature Guaranteed:

Signatures must be guaranteed by an “Eligible Guarantor Institution” as defined in Rule 17Ad-15 (or any successor rule or regulation) adopted under the Securities Exchange Act of 1934, as amended. (This term means, in general, banks, stock brokers, savings and loan associations, and credit unions, in each case with membership in an approved signature guarantee medallion program.)

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Form of Reverse Side of Right Certificate — continued

The undersigned hereby certifies that (A) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as those terms are defined in the Agreement), (B) this Right Certificate is not being sold, assigned or transferred by or on behalf of any such Acquiring Person, Affiliate or Associate, and (C) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as those terms are defined in the Agreement).

Signature

Notice

The signature on the foregoing Forms of Assignment and Election and certificates must conform to the name as written upon the face of this Right Certificate in every particular, without alteration, enlargement or any change whatsoever.

If the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent may deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as those terms are defined in the Right Agreement) and such Assignment or Election to Purchase may not be honored.

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Exhibit C

NEUROBIOLOGICAL TECHNOLOGIES, INC.

3260 Blume Dr., Suite 500

Richmond, CA 94806

SUMMARY OF RIGHTS TO PURCHASE

SERIES RP PREFERRED SHARES

On May 19, 2005, the Board of Directors (the “Board”) of Neurobiological Technologies, Inc. (the “Corporation”) declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock (the “Common Stock”) of the Corporation. The dividend is payable to the stockholders of record on May 27, 2005 (the “Record Date”), and with respect to shares of Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to shares of Common Stock issued after the Distribution Date. Except as set forth below, when it becomes exercisable, each Right entitles the registered holder to purchase from the Corporation one one-thousandth (1/1000th) of a share of Series RP Preferred Stock, $0.001 par value (the “Preferred Stock”), of the Corporation at a price of $25.00 per one one-thousandth (1/1000th) of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Agreement”) between the Corporation and American Stock Transfer & Trust Company, a New York corporation, as rights agent (the “Rights Agent”), dated as of May 19, 2005.

Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates representing the Rights (“Right Certificates”) will be distributed. The Rights will separate from the Common Stock upon the earlier to occur of (A) a person or group of affiliated or associated persons having acquired, without the prior approval of the Board, beneficial ownership of 15% or more of the outstanding shares of Common Stock (except pursuant to a Permitted Offer, as explained below) or (B) ten days (or such later date as the Board may determine) after the commencement of, or announcement of an intention to make, a tender offer or exchange offer the completion of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (as defined below) (the “Distribution Date”). A person or group whose acquisition of shares of Common Stock cause a Distribution Date pursuant to clause (A) above is an “Acquiring Person,” with certain exceptions set forth in the Agreement. The date that a person or group is first publicly announced to have become such by the Corporation or such Acquiring Person is referred to below and in the Agreement as the “Shares Acquisition Date.”

The Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the associated shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier

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redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable after the Distribution Date, Right Certificates will be mailed to the holders of record of the shares of Common Stock as of the Close of Business (as defined in the Agreement) on the Distribution Date (and to each initial record holder of certain shares of Common Stock issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on May 27, 2015, unless earlier redeemed by the Corporation as described below.

If any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the Corporation, its stockholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a “Permitted Offer”)), each holder of a Right will thereafter have the right (the “Flip-In Right”) to receive, upon exercise, the number of shares of Common Stock (or, in certain circumstances, of one one-thousandths (1/1000ths) of a share of Preferred Stock or other securities of the Corporation) having a value (immediately before such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, after the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void. The Board has the option, at any time after any person becomes an Acquiring Person, to exchange all or part of the then-exercisable Rights (excluding those that have become void, as described in the immediately preceding sentence) for shares of Common Stock, at an exchange ratio of one share of Common Stock per Right, subject to adjustment as provided in the Agreement. However, this option generally terminates if any person becomes the beneficial owner of 50% or more of the Common Stock.

If, at any time after the Shares Acquisition Date, (A) the Corporation is acquired in a merger or other business combination transaction in which the holders of all the outstanding shares of Common Stock immediately before the completion of the transaction are not the holders of all the surviving corporation’s voting power, or (B) more than 50% of the Corporation’s assets or earning power is sold or transferred, in either case with or to (i) an Acquiring Person or any affiliate or associate thereof or (ii) any other person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or (iii) if, in such transaction, all holders of shares of Common Stock are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the “Flip-Over Right”) to receive, upon exercise, common shares of the acquiring company (or, in certain circumstances, its parent), having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

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The Purchase Price payable, and the number of shares of Preferred Stock, shares of Common Stock or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (A) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (B) upon the grant to holders of shares of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (C) upon the distribution to holders of shares of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, before the Distribution Date.

Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but, if greater, will be entitled to an total dividend per share of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of shares of the Preferred Stock will be entitled to a minimum preferential liquidation payment per share in an amount equal to the greater of $25.00 or 1,000 times the payment made per share of Common Stock plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series RP Liquidation Preference”). Thereafter, and after the holders of shares of the Common Stock receive a liquidation payment of an amount equal to the quotient obtained by dividing the Series RP Liquidation Preference by 1,000 (subject to certain adjustments for stock splits, stock dividends and recapitalizations with respect to the Common Stock), the holders of shares of the Preferred Stock and the holders of the Common Stock will share the remaining assets in the ratio of 1,000 to 1 (as adjusted) for each share of Preferred Stock and Common Stock so held, respectively. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. If the amount of accrued and unpaid dividends on the Preferred Stock is equivalent to six full quarterly dividends or more, the holders of shares of the Preferred Stock will have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of shares of the Common Stock until all cumulative dividends on the Preferred Stock have been paid or set apart for payment through the last quarterly dividend payment date. No fractional shares of Preferred Stock will be issued (other than fractions which are one one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day before the date of exercise.

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With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.

At any time before the earlier to occur of (A) a person becoming an Acquiring Person or (B) the expiration of the Rights, and under certain other circumstances, the Corporation may redeem the Rights in whole, but not in part, at a price (payable in cash or, at the Corporation’s election, in Common Stock) of $0.01 per Right (the “Redemption Price”). Any redemption would be effective upon the action of the Board. Additionally, after the Shares Acquisition Date, the Corporation may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Corporation in which all holders of shares of Common Stock are treated alike but not involving an Acquiring Person or its affiliates or associates.

Other than those provisions relating to the rights, duties and obligations of the Rights Agent and certain principal economic terms of the Rights, all the provisions of the Agreement may be amended by the Board before the Distribution Date. After the Distribution Date, the Agreement may only be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Corporation, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

A copy of the Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete. It is qualified in its entirety by reference to the Agreement, which is hereby incorporated herein by reference.

*         *         *

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